EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2003 in the Amendment No. 1 to the Registration Statement (Form F-1 No. 333-108770) and the related Prospectus of On Track Innovations Ltd. for the registration of 2,519,975 shares of its ordinary shares.

BY: /S/ Luboshitz Kasierer —————————————— Luboshitz Kasierer An affiliate member of Ernst & Young International

Tel Aviv, Israel, November 19, 2003